SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                               CELEXX CORPORATION
             (Exact name of registrant as specified in its charter)

                                 ---------------


            NEVADA                                                    65-0728991
(State or other jurisdiction of                                 (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 ---------------


                     7251 West Palmetto Park Road, Suite 208
                               Boca Raton, Florida
              (Address of Registrant's principal executive offices,
                               including zip code)

                                -----------------


                           ADVISORS COMPENSATION PLANS
                            (Full title of the Plans)

                                -----------------


                         American Registrar and Transfer
                               342 East 900 South
                           Salt Lake City, Utah 84111
                                 (800) 363-9065
            (Name, address and telephone number of agent for service)

                                ----------------


                                   COPIES TO:

                                Darryl C. Sheetz
                          30 Corporate Park, Suite 300
                            Irvine, California 92606

     Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

                                 ---------------


                         CALCULATION OF REGISTRATION FEE


                                     PROPOSED        PROPOSED
  TITLE OF                           MAXIMUM          MAXIMUM
 SECURITIES           AMOUNT         OFFERING         AGGREGATE       AMOUNT OF
   TO BE              TO BE          PRICE PER        OFFERING      REGISTRATION
 REGISTERED         REGISTERED        SHARE             PRICE           FEE

----------------   ------------   -------------     ------------- --------------

Common Stock,
$.001 Par
Value (1)          1,000,000           $.294          $294,000           $ 78.00

Common
Stock,
$.001 Par            200,000            .294            58,800             16.00
Value (2)

Common    Stock,
$.001 Par Value (3)
                     150,000            .294            44,100             12.00
Common Stock,
$.001 Par Value (4)
                      50,000            .294            14,700              4.00
----------------   ------------   -------------     ------------- --------------

 Totals            1,400,000           $.294          $411,600           $110.00
================   ============   =============     ============= ==============

(1) Consists of 1,000,000 shares of common stock issuable for consulting services to Rosemary Nguyen.

(2) Consists of 200,000 shares of common stock issuable for consulting services to Richard Walker.


(3)  Consists  of  150,000   shares  of  common  stock  issuable for  consultin
     services to Michael Kreinest.

(4) Consists of 50,000 shares of common stock issuable for legal services to Darryl C. Sheetz.


                            DATED: NOVEMBER 28, 2000




                                     PART II

Item 3.  INCORPORATION BY REFERENCE

                  The  Registrant   incorporates  the  following   documents  by
reference in the registration statement:

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

                  The Company's Quarterly Report on Form 10-QSB filed for the quarter ended September 30, 2000; the Company's Annual Report on Form 10-KSB filed for the year ended June 30, 2000; and the description of the Company's Common Stock contained in the Company's Form SB-2 dated June 22, 2000.

                  All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

                  The class of  securities  to be  offered is  registered  under
Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Nevada Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of a Nevada corporation. The Company's Articles of Incorporation and the By-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilites arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.   EXHIBITS

          4.1 Financial Consulting Services Agreement with Rosemary Nguyen, dated October 27, 2000.

          4.2 Business Consulting Agreement with Windsor Partners, Inc., dated October 19, 2000.

          4.3  Advertising    Services    Agreement    with   Creative    Impact
               Communications, Inc., dated October 4, 2000.

          4.4 Legal services letter agreement with Darryl C. Sheetz, dated November 24, 2000.

          5 Opinion of Darryl C. Sheetz, Esquire, consent included, relating to the issuance of the shares of securities pursuant to the agreements identified in Exhibits 4.1, 4.2, 4.3 and 4.4 above.

         23.1  Consent of Darryl C. Sheetz, Esquire (included in Exhibit 5)

         23.2  Consent of Feldman Sherb & Co., P.C.


Item 9.   UNDERTAKINGS

          (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii)  To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

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

expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable gounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on November 30, 2000.

                                                     CELEXX CORPORATION



                                                 By: /s/ Douglas H. Forde
                                                 -------------------------------
                                                 Douglas H. Forde, Chairman of
                                                 the Board, President and
                                                 Chief Excecutive Officer
                                                 [principal executive officer]


                                                 By: /s/ David C. Langle
                                                 -------------------------------
                                                 David C. Langle, Vice President
                                                 Finance and Chief Financial
                                                 Officer
                                                  [principal accounting officer]

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



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Dated:  November 30, 2000                       /s/ Douglas H. Forde
                                                --------------------------------
                                                Douglas H. Forde
                                                Chairman of the Board, President
                                                and Chief Executive Officer

Dated:  November 30, 2000                       /s/ David C. Langle
                                                --------------------------------
                                                David C. Langle
                                                Director, Vice President Finance
                                                and Chief Financial Officer


Dated:  November 30, 2000                       /s/ Lionel Forde
                                                --------------------------------
                                                Lionel Forde
                                                Director, Vice President and
                                                Treasurer


Dated:  November 30, 2000                       /s/ Vincent Caminiti
                                                --------------------------------
                                                Vincent Caminiti
                                                Director, Vice President and
                                                Chief Operating Officer


Dated:  November 30, 2000                       /s/ Moty Hermon
                                                --------------------------------
                                                Moty Hermon
                                                Director


Dated:  November 30, 2000                       /s/ William Lerner
                                                --------------------------------
                                                William Lerner
                                                Director


Dated:  November 30, 2000                       /s/ David Burke, Sr.
                                                --------------------------------
                                                David Burke, Sr.
                                                Director

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